UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RNET	NASDAQ

Item 1.01.Entry into a Material Definitive Agreement

On February 21, 2020, RigNet, Inc. (the “Company”), as borrower, and subsidiaries of the Company party thereto, as guarantors, entered into a Third Amendment and Joinder (the “Third Amendment”) to the Company’s Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended from time to time, the “Credit Agreement”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent for the lenders.

Pursuant to the Third Amendment, (i) the revolving facility limit was increased by $15 million to $100 million; (ii) the maturity date on the revolving facility was extended to August 31, 2022; (iii) the outstanding term facilities were consolidated into one note and reduced from $30.5 million to $16 million by converting $14.5M to the revolving facility; (iv) the term facility was extended to March 31, 2022; (v) the quarterly amortization payments for the term facility are reduced to $2 million per quarter; (vi) the Consolidated Leverage Ratio (as defined in the Credit Agreement) is set at 3.25 times Consolidated EBITDA (as defined in the Credit Agreement) through third quarter 2020, thereafter stepping down to 3.0 times Consolidated EBITDA through second quarter 2021, thereafter stepping down to 2.75 times Consolidated EBITDA through the maturity of the revolving facility; (vii) the parties agreed to a $30 million “accordion” feature; and (viii) two new subsidiaries, Automation Communication Engineering Corporation, a Louisiana corporation, and Safety Controls Inc., a Louisiana corporation, joined the Credit Agreement as subsidiary guarantors and granted liens on substantially all of their personal property assets to secure obligations under the Credit Agreement and related loan documents.

As of February 21, 2020, the outstanding principal amount of the Term Loan was $16 million, and the outstanding draws on the revolving credit facility were $95.4 million.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K, and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

10.1

Third Amendment and Joinder to Third Amended and Restated Credit Agreement, dated as of February 21, 2020, among RigNet, Inc., as Borrower, the Subsidiaries of RigNet, Inc. party thereto as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: February 24, 2020	By:	/s/ Brad Eastman
	Name:	Brad Eastman
	Title:	Senior Vice President & General Counsel